SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Atmospheric Glow Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Atmospheric Glow Technologies, Inc.

924 Corridor Park Blvd.

Knoxville, Tennessee 37932

(865) 777-3776

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 23, 2006

The annual meeting of shareholders of Atmospheric Glow Technologies, Inc., a Delaware corporation (“AGT”), will be held at 6:00 p.m. EDT on Tuesday, May 23, 2006, at the AGT offices at 924 Corridor Park Blvd., Knoxville, Tennessee, for the following purposes:

1.	To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

2.	To ratify the appointment of Coulter & Justus, P.C. as the independent auditors of Atmospheric Glow Technologies, Inc. for the fiscal years ending March 31, 2006 and March 31, 2007.

3.	To approve the 2006 Equity Incentive Plan.

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on May 5, 2006 are entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the enclosed envelope for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

A copy of AGT’s Annual Report (including Form 10-KSB) for the year ended March 31, 2005 is enclosed. A copy of AGT’s quarterly report on Form 10-QSB for the nine month period ended December 31, 2005 is also enclosed. Copies of AGT’s reports are available without charge from AGT upon request or may be viewed at the World Wide Website of the Securities and Exchange Commission (http://www.sec.gov).

DATED at Knoxville, Tennessee this 10th day of May, 2006.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas W. Reddoch, Interim CEO

Atmospheric Glow Technologies, Inc.

924 Corridor Park Blvd.

Knoxville, Tennessee 37932

(865) 777-3776

PROXY STATEMENT

THIS PROXY STATEMENT IS DATED MAY 8, 2006, AND IS FIRST BEING MAILED TO SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING ON OR ABOUT MAY 11, 2006.

Frequently Asked Questions Concerning This Proxy Statement

Q: Why am I receiving these materials?

A: The Board of Directors is providing this proxy statement and AGT’s Annual Report to you in connection with AGT’s Annual Meeting of Shareholders (the “Meeting”) which will take place on May 23, 2006 at 6:00 p.m. EDT at AGT’s principal executive office at 924 Corridor Park Blvd., Knoxville, Tennessee 37932. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement. The cost of the proxy solicitation will be borne by AGT.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of the directors and our most highly paid officers, and certain other required information. Our most recent Quarterly Report for the period ended December 31, 2005 on Form 10-QSB is enclosed. Our most recent Annual Report is also enclosed.

Q: What proposals will be voted on at the meeting?

A: There are three proposals scheduled to be voted on at the meeting:

1.	Election as directors of AGT of the following seven individuals until the next annual meeting of shareholders and until their successor are elected and qualified: Al R. Anderson, Joseph B. Byrum, Steven D. Harb, Kimberly Kelly-Wintenberg, Patrick L. Martin, and Thomas W. Reddoch.

2.	Ratification of Coulter & Justus, P.C. as AGT’s independent auditors.

3.	Approval of the 2006 Equity Incentive Plan.

Q: What are the voting recommendations of the Board of Directors?

A: Our Board of Directors recommends that you vote your shares “FOR” each of the nominees for election to the Board of Directors and “FOR” the other proposals.

Q: Who is entitled to vote?

A: Shareholders of AGT as of the close of business on May 5, 2006 (the “Record Date”) are entitled to vote at the annual meeting.

Q: What classes of shares are entitled to be voted?

A: The holders of shares of both classes of common stock on the Record Date are entitled to vote on each proposal at the Annual Meeting. Each outstanding share is entitled to one vote. In addition, holders of Class B Common Shares are entitled to elect five of the members of the Board of Directors. Holders of Common Shares are only entitled to elect two directors (25% of the members of the Board of Directors). The two nominees who receive the greatest number of votes from holders of Common Shares (other than Kimberly Kelly-Wintenberg and Thomas W. Reddoch who are designated as described below) will be designated the directors elected by the holders of Common Shares. If more than two nominees receive the same number of votes (which is also the greatest number), the holders of Common Shares present at the meeting, in person or by proxy, will vote on the designation of the two directors from among the nominees who received the greatest number of votes. As of May 1, 2006, there were 233,729,337 Common Shares and 750,000 Class B Common Shares issued and outstanding. Voting of approximately 38% of the Common Shares and 66% of the Class B Common Shares is controlled by Atmospheric Plasma Holdings, LLC (“APH”) and voting of the remainder of the Class B Common Shares and approximately 11% of the Common Shares is controlled by Patrick L. Martin. APH and Mr. Martin have entered into a Voting Agreement. Under the Voting Agreement, until March 1, 2007, APH and Mr. Martin agree to vote their Class B Common Shares to cause to be elected to the Board of Directors of AGT four designees of APH and one designee of Mr. Martin. APH has agreed that until March 1, 2007, two of its designees will be Kimberly Kelly-Wintenberg and Thomas W. Reddoch. After March 1, 2007, the number of designees under the Voting Agreement for a Board of Directors of seven would be three designated by APH and two designed by Mr. Martin.

Q: What constitutes a quorum?

A: The required quorum for the transaction of business at the Annual Meeting is one-third of the votes eligible to be cast by holders of the issued and outstanding shares of AGT, present or represented by proxy, as of the record date.

Q: What does it mean if I receive more than one proxy card?

A: It means that you hold shares registered in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted.

Q: How do I vote?

A: Sign and date each proxy card you receive (many shareholders receive multiple proxies) and return it in the enclosed envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf “FOR” the election of the seven director nominees, “FOR” the ratification of the selection of the independent auditors, and “FOR” for the approval of the 2006 Equity Incentive Plan. You have the right to revoke your proxy by voting in person at the meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Shareholders do not have the right to cumulate their votes in the election of directors of AGT. With respect to the election of directors, you may (1) vote for all of the director nominees as a group, (2) withhold your vote for all the director nominees as a group, or (3) vote for all director nominees as a group except those nominees you identify. If you sign, date, and mail your proxy card without indicating how you want to vote, you will be counted as a vote in favor of each of the proposals.

If you sign, date, and mail your proxy card in time to be cast at the Annual Meeting indicating how you want to vote, it will be voted in accordance with your instructions. The persons named as proxy holders in the proxies are officers and directors of AGT. We encourage you to vote and to vote promptly. If a quorum is not present at the Annual Meeting, the designated proxy holder on the applicable proxy card will vote the returned proxy cards to adjourn the Annual Meeting to a time and place to be announced.

Q: How do I sign the proxy?

A: Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, each owner must sign.

Q: Who will count the votes?

A: Registrar and Transfer Company, AGT’s transfer agent, will tabulate the returned proxy votes by mail and the independent inspector of the election will tabulate the votes at the meeting.

Q: How many votes are needed for approval of each proposal?

A: Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the seven nominees receiving the most votes from holders of the class of stock electing each such director will be elected directors. A majority of the Common Shares and Class B Common Shares present in person or represented by proxy is required to ratify the selection of the independent auditors for the fiscal years ending March 31, 2006 and March 31, 2007 and to approve the 2006 Equity Incentive Plan.

Q: Who can attend the Annual Meeting?

A: All persons who are shareholders on the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership, such as a broker’s statement, to the Annual Meeting to receive admittance.

Q: When are the shareholder proposals and nominations for the Board of Directors for the Annual Meeting following this one due?

A: Shareholder proposals intended to be presented at, and included in AGT’s proxy statement and proxy related to, AGT’s next Annual Meeting, and the nominations of candidates for election to the Board of Directors at that Annual Meeting, must be submitted in writing to AGT’s Secretary at its executive offices within a reasonable time before AGT begins to print and mail the proxies for such meeting. Shareholder proposals intended to be presented at, but not included in AGT’s proxy statement and proxy for, that meeting must be received by AGT within a reasonable time prior to the meeting, at the same address. If not received in a timely manner, those persons named in the proxy may use the discretionary authority granted in the proxy to vote on the proposal. Such nominations and proposals must be in compliance with applicable laws and regulations, as well as AGT’s Bylaws, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting. Copies of the Bylaws are available to the shareholders of AGT free of charge upon request in writing to AGT’s Secretary.

Q: Who will bear the cost of soliciting votes for the meeting?

A: AGT will bear any expenses incurred in soliciting proxies. Proxies may be solicited by mail, telephone, or telegraph by AGT and its management and employees. AGT’s management and employees will not receive any additional compensation for these services. AGT will request brokers, nominees, and other fiduciaries and custodians who hold shares of stock of AGT in their names to provide a copy of this Proxy Statement and any accompanying materials to the beneficial owners of such shares. AGT will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners.

Voting at the Meeting

Votes cast by proxy or in person at the Meeting will be tabulated by the election inspector appointed for the Meeting and will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

If the accompanying proxy is properly signed and returned to AGT and not revoked, it will be voted in accordance with the instructions contained in the proxy. Unless contrary instructions are given, the designated proxy holder in the accompanying proxy will vote “FOR” the Board of Directors slate of nominees, “FOR” ratification of the appointment of Coulter & Justus, P.C. as AGT’s independent auditors for the financial audit of fiscal years ending March 31, 2006 and March 31, 2007, and “FOR” approval of the 2006 Equity Incentive Plan.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to AGT written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting Agreements

APH and Patrick L. Martin (a director and shareholder of AGT) have entered into a Voting Agreement. Under the Voting Agreement, until March 1, 2007, Mr. Martin and APH agree to vote their Class B Common Shares to cause to be elected to the Board of Directors of AGT the following number of designees of each of Mr. Martin and APH, depending upon the number of directors serving on the Board of Directors of AGT and the number of directors which the holders of Class B Common Shares are entitled to elect under the Certificate of Incorporation of AGT:

Number of Directors To Be Elected	Number of Directors To Be Elected by Class B Common Shares	Number of Directors To Be Designated By APH	Number of Directors To Be Designated By Mr. Martin
8 or 9	6	5	1
7	5	4	1
6	4	3	1
4 or 5	3	2	1

In addition, APH agrees that, during the three year period two of their designees will be Kimberly Kelly-Wintenberg and Thomas W. Reddoch so long as such persons are willing and able to serve as directors.

After March 1, 2007, Mr. Martin and APH agreed to vote their Class B Common Shares to cause to be elected to the Board of Directors of AGT the following number of designees of each of Mr. Martin and APH, depending upon the number of directors serving on the Board of Directors of AGT and the number of directors which the holders of Class B Common Shares are entitled to elect under the Certificate of Incorporation of AGT:

Number of Directors To Be Elected	Number of Directors To Be Elected by Class B Common Shares	Number of Directors To Be Designated By APH	Number of Directors To Be Designated By Mr. Martin
8 or 9	6	4	2
7	5	3	2
6	4	3	1
4 or 5	3	2	1

Share Ownership of Directors, Executives, and Certain Other Shareholders

The following table sets forth information with respect to the beneficial ownership of stock of AGT by management and 5% or greater shareholders as of May 1, 2006. A person is considered a beneficial owner of securities if such person, directly or indirectly, has voting power or investment power over the securities.

Name and Address	Title of Class	Total Number of Securities Owned Beneficially	Percent of Class (1)
Michael A. Atkins (1) 2001 Sand Street Kingsport, TN 37660	Common Shares	18,196,563	8%

Atmospheric Plasma Holdings, LLC (2) 924 Corridor Park Blvd Knoxville, TN 37932	Common Shares Class B Common Shares	89,320,265 500,000	38 67	% %

Joseph B. Byrum 2613 Charleston Oakes Drive West Mobile, AL 36695	Common Shares	1,500,000	1%

Steven D. Harb (3) 7307 Dunsford Lane Knoxville, TN 37919	Common Shares	5,825,003	2%

Kimberly Kelly-Wintenberg (4) 12625 Bayview Drive Knoxville, TN 37922	Common Shares Class B Common Shares	91,466,483 500,000	39 67	% %

Patrick L. Martin (5) 30 Rivendell Knoxville, TN 37922	Common Shares Class B Common Shares	27,666,652 250,000	11 33	% %

J. Russell Mothershed 12400 Somersworth Drive Knoxville, TN 37934	Common Shares	2,714,286	1%

Thomas W. Reddoch (6) 5329 Hickory Hollow Road Knoxville, TN 37919	Common Shares	5,400,000	2%

Daniel M. Sherman (7) 1544 Clearbrook Drive Knoxville, TN 37922	Common Shares Class B Common	89,615,492 500,000	38 67	% %

Suzanne L. South (8) 1437 Ellis Woods Loop Road Sevierville, TN 37876	Common Shares Class B Common	89,653,044 500,000	38 67	% %

Sharon L. Draper (9) 1707 Split Ridge Road Knoxville, TN 37922	Common Shares	909,091	*

David J. DeCrane (10) 3525 Archwood Drive Rocky River, OH 44116	Common Shares	114,403	*

Michael W. Howard (10) 8921 Legends Lake Lane Knoxville, TN 37922	Common Shares	74,403	*

Directors and Officers As a Group (11)	Common Shares Class B Common Shares	128,747,421 750,000	51 100	% %

*	less than 1%

1.	The number of Common Shares listed for Mr. Atkins includes 7,832,571 Common Shares owned by his wife, Sherry Len Turner; and 500,000 Common Shares owned by R & R Family Trust of which Mr. Atkins and his wife are trustees.
2.	The number of Common Shares listed for APH includes 500,000 Common Shares that it would receive if it converted its Class B Common Shares to Common Shares; and 1,363,636 Common Shares that it would receive if it exercised its options.
3.	Mr. Harb is nominated to serve as a director of AGT. The number of Common Shares listed for Mr. Harb includes 2,250,000 Common Shares owned by his wife, Jane Harb; 1,200,003 Common Shares owned by Gault Financial Pension Plan of which he is trustee; and 125,000 Common Shares owned by Gault Financial, LLC which Mr. Harb controls and of which he is an owner.
4.	Ms. Kelly-Wintenberg is President, Chief Operating Officer, and a director of AGT as well as the Chief Manager, a Governor and an owner of voting interests in APH. The number of Common Shares listed for Ms. Kelly-Wintenberg includes 21,552 Common Shares owned by her husband Alan Wintenberg; 4,000 Common Shares owned by her son, Andrew Wintenberg; 4,000 Common Shares owned by her daughter, Molly Wintenberg; the Common Shares beneficially owned by APH; 250,000 Common Shares that she would receive if she exercised her options; and 1,666,666 Common Shares that she would receive if she converted certain notes of AGT held by her and her husband, assuming a conversion rate of $0.12 per share.
5.	Mr. Martin is a director of AGT. The number of Common Shares listed for Mr. Martin includes 1,000,000 Common Shares owned by his wife, Deborah N. Martin; 250,000 Common Shares that he would receive if he converted his Class B Common Shares to Common Shares; 7,142,857 Common Shares that Mr. Martin would receive if he exercised his options; and 833,333 Common Shares that he would receive if he converted notes of AGT held by him, assuming a conversion rate of $0.12 per share.
6.	Mr. Reddoch is Interim Chief Executive Officer and a director of AGT. The number of Common Shares listed for Mr. Reddoch includes 4,000,000 Common Shares that he would receive if he exercised his options; and 1,250,000 Common Shares that he would receive if he converted certain notes of AGT held by him, assuming a conversion rate of $0.12 per share.
7.	Mr. Sherman is an employee is AGT and a Governor and an owner of voting interests in APH. The number of Common Shares listed for Mr. Sherman includes the Common Shares beneficially owned by APH; and 250,000 Common Shares that he would receive if he exercised his options.
8.	Ms. South is an employee of AGT and a Governor and an owner of voting interests in APH. The number of Common Shares listed for Ms. South includes the Common Shares beneficially owned by APH; and 250,000 Common Shares that she would receive if she exercised her options.

9.	Ms. Draper is Vice President of Finance, Chief Accounting Officer, and Secretary of AGT. The number of shares listed for Ms. Draper are the 909,091 Common Shares that she would receive if she exercised her options.
10.	Mr. DeCrane and Mr. Howard are current directors who are not standing for reelection.
11.	The number of Common Shares listed for the directors and executive officers include all of the Common Shares beneficially owned by APH (through Ms. Kelly-Wintenberg); the 4,000,000 Common Shares Mr. Reddoch would receive if he exercised his options, and the 1,250,000 Common Shares Mr. Reddoch would receive if he converted his notes; the 250,000 Common Shares Ms. Kelly-Wintenberg would receive if she exercised her options, the 1,666,666 Common Shares Ms. Kelly-Wintenberg and her husband would receive if they converted their notes, the 21,552 Common Shares owned by Ms. Kelly-Wintenberg’s husband, and the 8,000 Common Shares held by Ms. Kelly-Wintenberg’s children; the 909,091 Common Shares Ms. Draper would receive if she exercised her options; the 1,000,000 Common Shares owned by Mr. Martin’s wife, Deborah N. Martin, the 250,000 Common Shares that Mr. Martin would receive if he converted his Class B Common Shares to Common Shares, the 7,142,857 Common Shares that Mr. Martin would receive if he exercised his options, and the 833,333 Common Shares Mr. Martin would receive if he converted his notes; and 2,250,000 Common Shares owned by Mr. Harb’s wife, 1,200,003 Common Shares owned by Gault Financial Pension Plan, and 125,000 Common Shares owned by Gault Financial, LLC.

ITEM 1.

ELECTION OF DIRECTORS

AGT’s Bylaws provide that the number of directors may be fixed from time to time by resolution of the Board of Directors. The Board of Directors increased the number of directors of AGT to be elected at this meeting from five to seven. All directors are elected at each AGT annual meeting of shareholders until the next Annual Meeting of Shareholders and hold office until their successors are elected and qualified.

A Board of Directors of seven directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees indicated below. Three of the nominees, Kimberly Kelly-Wintenberg, Patrick L. Martin, and Thomas W. Reddoch, are currently directors of AGT. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified.

Information concerning the current and proposed executive officers of AGT and the persons nominated for election as directors is set forth below.

Name	Age	Position at Company
Kimberly Kelly-Wintenberg	44	Director, Nominated Director, President, Chief Operating Officer

Thomas W. Reddoch	60	Director, Nominated Director, Interim Chief Executive Officer

Patrick L. Martin	53	Director, Nominated Director

Al R. Anderson	70	Nominated Director

Joseph B. Byrum	59	Nominated Director

Steven D. Harb	57	Nominated Director

J. Russell Mothershed	57	Nominated Director

Sharon L. Draper	50	Vice President of Finance, Secretary

Michael W. Howard	49	Director, Not Standing for Reelection

David J. DeCrane	69	Director, Not Standing for Reelection

Kimberly Kelly-Wintenberg, Ph.D. is President and COO of AGT and has held such positions since February of 2004. She was also elected a director of AGT in February 2004. Ms. Kelly-Wintenberg is the principle founder, a Governor, and the Chief Manager of Atmospheric Plasma Holdings, LLC and since January 2000, she has served as Chief Executive Officer and President of APH. Prior to that from August 1993 through December 1999, she was an Instructor, Senior Research Associate, and Research Assistant Professor at the University of Tennessee in Knoxville, Tennessee. She received her B.S. in Microbiology from East Tennessee State University in 1983 and her Ph.D. in Microbiology from the University of Tennessee in 1991.

Thomas W. Reddoch, Ph.D. is Interim CEO and a director of AGT. He was elected a director of AGT in December 2001 and became Chief Executive Officer and Chairman of AGT in February of 2004 which positions he held until earlier this year. Mr. Reddoch was CEO and President of Container Technologies Industries, LLC in Helenwood, Tennessee where he held this position from December 1999 through February 2003; he remains a director. Mr. Reddoch previously served as President of Format Industries, Inc. in Knoxville, Tennessee from 1996 to 1999, was a management consultant from 1994 to 1996 and was a founder and Executive Vice President of Electrotek Concepts, Inc. from 1984 to 1994. Mr. Reddoch received his B.S. in Electrical Engineering in 1967 and his M.S. in Electrical Engineering in 1969 from Lamar University in Beaumont, Texas and a Ph.D. in Electrical Engineering from Louisiana State University in Baton Rouge, Louisiana in 1973. Mr. Reddoch also is the President and a member of the Board of Directors of Tennessee Center for Research and Development in Knoxville, Tennessee.

Al R. Anderson is nominated to serve as a director of AGT. Mr. Anderson, through AF Systems, has been providing technical and marketing advice to AGT since January 2005 for which AF Systems receives a monthly fee of $3,600 which consulting arrangement is expected to continue. Mr. Anderson is the President of AF Systems, a consulting marketing-technology company he founded in 1992. The company focuses on maintaining knowledge and support for dielectric applications, thin films, and polymer material screening and their assorted manufacturing processes. Mr. Anderson provides services including development and implementation of marketing, technical, and business plans. Previously, Mr. Anderson was Vice President (1985-1992) at Leybold, Inc., the world’s largest supplier in the thin film deposition business, with responsibilities for product and market development of decorative, protective, and EMI vacuum deposited thin films. His work included plant responsibilities for site selection and plant startup. For five years (1981-1985), he was Vice President of Technology at Indevco where he oversaw software application programs for MRP implementation on vacuum deposition processes. He had prior assignments at Raychem Corporation (from 1967-1981 as Marketing/Business Director) and Perkin-Elmer Corporation (1964-1967 in development and marketing). Mr. Anderson has a B.S.E.E. in Physics from CCNY and has completed several graduate level programs, including studies in plasma physics business law. He additionally was a member of the “Plasma Aided Manufacturing Center” at the University of Wisconsin for seven years.

Joseph B. Byrum is nominated to serve as a director of AGT. Mr. Byrum is President and Chairman of Continental Investments, a land development and farming operations company, and is Chairman and Chief Executive Officer of Continental Gulf Inc., a related company to Continental Investments which is involved in the business of land development, farming operations, and finance, both located in Mobile, Alabama. He currently serves on the board and is a shareholder of several companies including GCA Services, Animas Corporation, Family Services Group, Bridge Staffing, and Old Springhill Plantation. Previously, Mr. Byrum was Vice Chairman of Morrison Crothall Services (1993-2000) which bought the controlling interest from Morrison Healthcare in 1993. Subsequently, Morrison Crothall sold to Compass PLC of Great Britain in 2000. In 1992, Mr. Byrum became President of Gardner Merchant/Sodexho United States. From 1967 to 1992, Mr. Byrum held various positions with Morrison Management Services ranging from a beginning position as a Manager through several steps resulting in him becoming President of the company in 1984. He attended Cumberland University from 1964 to 1967.

Steven D. Harb is nominated to serve as a director of AGT. Mr. Harb is the founder and Chairman of Receivables Management Bureau, Inc., a healthcare services firm that has grown to over 120 employees since its inception in 1991. He is also the CEO of Gault Financial, LLC, a specialized financial services company he founded in 2000. Prior to founding Receivables Management Bureau, Inc., Mr. Harb practiced as a Certified Public Accountant, initially in the tax department of Arthur Anderson & Company. Within three years, he entered private practice, and subsequently co-founded and served as the Managing Partner of the CPA firm of Harb Goldstein & Associates. Next, Mr. Harb founded the CPA and consulting firm of Harb Souther & Snyder, PC, where he also served as Managing Partner. Mr. Harb received a B.S. in Accounting from the University of Tennessee in 1975 and received his CPA license in 1977.

J. Russell Mothershed is nominated to serve as a director of AGT. Mr. Mothershed served as the Sr. Vice President and Chief Financial Officer for Ruby Tuesday, Inc. after Morrison, Inc. spun off into three separate companies from 1996 through 2001 after which he retired. Mr. Mothershed had a long career with Morrison, Inc. serving in a variety of positions with the company. He joined Morrison, Inc. in 1972 as an Assistant to the Controller. Subsequently, he was promoted to Vice President and Controller, then Vice President and Treasurer, then Sr. Vice President-Finance and ultimately, Sr. Vice President-Finance and Chief Financial Officer. Prior to joining Morrison, Inc., he was a Staff Accountant with Haskins &

Sells from 1970-1972. Mr. Mothershed is a CPA in the State of Alabama and graduated from the University of South Alabama with a B.S. in Accounting in 1970. Since his retirement in 2001, Mr. Mothershed has been pursuing other business interests.

Patrick L. Martin is a director and serves as the chief fund raiser for AGT. Mr. Martin was elected a director of AGT in May 1999. Since August of 1981, Mr. Martin has been employed by The Lanrick Group, Inc. in Knoxville, Tennessee where he provides financial planning and services. Mr. Martin is the owner of numerous businesses. Mr. Martin received a B.A. in Business Administration from the University of Tennessee in Knoxville in 1974 and a Masters in Financial Planning from The College of Financial Planning in Denver, Colorado in 1995.

Sharon L. Draper, was elected Chief Accounting Officer, Vice President of Finance, and Secretary in October 2002 and continues those roles. From June 2000 to December 2000, Ms. Draper was Chief Financial Officer for LandOak Company, LLC, and the predecessor company to LandOak. From August 1994 to June 2003, Ms. Draper was a Managing Partner for Venture Alliance, LLC, a Knoxville, Tennessee based venture development firm. Ms. Draper is and has been the Vice President and CFO of Container Technologies Industries, LLC since December 1999. Ms. Draper received a B.S. in Business Administration from the University of Tennessee in 1978.

David J. DeCrane was elected a director of AGT in February 2004 and is not standing for reelection. He recently has been a consultant for American Share Insurance, Inc. (“ASI”) for which company he served as the CEO of United Telephone, a credit union that is under ASI conservatorship. This follows a distinguished career in the credit union industry where he served as CEO/President of The Telephone Credit Union, Inc. (“TCU”) in Cleveland, Ohio for eighteen years from 1984 to 2002 before retiring. TCU serves over 22,000 members in all fifty states with assets valued in excess of $89M and provides services to such companies as SBC/Ameritech, ATT, Lucent, Roadway Express, and FEDEX. Mr. DeCrane was previously employed by Union Commerce and Huntington Banks in various executive positions for over ten years. In addition, he was President and Co-Founder of Computer Systems Co. for ten years, a firm designed to provide to the information industry management and consulting services, software, and computer hardware for financial, manufacturing, retail, and other organizations. Mr. DeCrane’s field of study was Business Administration and Finance with Computer Science and he attended the University of Nebraska from 1956 to 1958 and Cleveland State University/John Carroll from 1959 to 1961.

Michael W. Howard was elected a director of AGT in February 2004 and is not standing for reelection. He is CEO and President of EPRI Solutions, Inc. and has held this position since 1999 and holds the same position with EPRI-PEAC Corporation, Knoxville, Tennessee (which merged with EPRI Solutions in January 2005). EPRI Solutions offers engineering and technical solutions, management consulting, and information products to the energy industry. EPRI-PEAC is a provider of high-value, proactive solutions to enhance the reliability and quality of electric power for the utility industry that depends on digital-quality power for global commerce. Mr. Howard has over 22 years of increasing levels of responsibility with technology companies ranging from entrepreneurial start-ups to large public companies. He has held a variety of management positions in general management, finance, sales and marketing, research and development, and operations. Mr. Howard began his career at Westinghouse Electric Corporation in 1980 as a participant in their three-year executive management training program.

In 1985, he joined a start-up technology company that was partially funded by Westinghouse and later sold to Westinghouse in 1990. In 1990, he formed a technology products company which he sold in 1992. Before joining EPRI-PEAC in 1997, he was President of a venture capital firm from 1993 to 1997 and evaluated hundreds of early-stage technology investment opportunities resulting in a dozen investments and a 25% compounded return to investors. He is a director and is Secretary of the Tennessee Center for Research and Development, Knoxville, Tennessee. He received his B.S. in Electrical Engineering from the University of Tennessee 1980; his M.S. in Business and Engineering Management from the University of Pittsburg in 1983; and his PhD in Engineering Science from the University of Tennessee in 1996.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires AGT’s directors, officers and persons who beneficially own more than 10% of the Common Shares (each, a “Reporting Person”) to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to the company pursuant to the Exchange Act. Based solely upon a review of the forms and amendments thereto furnished to AGT during the fiscal year ended March 31, 2006, we believe that each Reporting Person complied with all applicable filing requirements during such fiscal year.

Certain Relationships And Related Transactions

Management believes that all of the transactions listed below are at least as fair as a similar transaction with an unaffiliated third party would have been.

LandOak Securities, LLC, a Tennessee limited liability company, owned 75% by Pat Martin and 25% by Mike Atkins (also a shareholder of AGT) received a 6% commission on the amount raised in the private placements completed in fiscal year 2006 and is entitled to receive the same commission on funds raised in the current private placement as placement agent for the offerings.

Kimberly Kelly-Wintenberg, President, Chief Operating Officer, a director, and a shareholder of AGT together with Alan Wintenberg, her husband and an employee of AGT, have loaned AGT a total of $200,000 during the last two years. The loans are evidenced by promissory notes bearing interest at 10% per annum. Of these notes, notes payable upon demand totaling $100,000 were exchanged for notes with a one year maturity payable in March 2007 and with a conversion feature entitling the Wintenbergs to convert the principal to Common Shares of AGT at a rate equal to the lowest price that shares were sold by AGT in any private placement, but in no event at a price greater than $0.15 per share. As incentive to extend the term of the notes, the Wintenbergs received 100,000 Common Shares of AGT. The remainder of the $200,000 is made up of $50,000 loaned in November 2005 and $50,000 loaned in March 2006 under notes with maturity dates, respectively, of November 14, 2006 and the earlier of August 31, 2006 or the receipt by AGT of investment in debt or equity of at least $500,000. The Wintenbergs also received a total of 100,000 incentive shares for making these loans and the notes have conversion terms which are the same as the notes described above with the exception of the March 2006 note which provides for a conversion rate no higher than $0.12 per share instead of $0.15 per share.

Thomas W. Reddoch, Interim CEO, a director, and a shareholder of AGT, has loaned AGT a total of $150,000 during the last two years. The loans are evidenced by promissory notes bearing interest at 10% per annum. Of these notes, notes payable upon demand totaling $100,000 were exchanged for notes with a one year maturity payable in March 2007 and with a conversion feature entitling Mr. Reddoch to convert the principal to Common Shares of AGT at a rate equal to the lowest price that shares were sold by AGT in any private placement, but in no event at a price greater than $0.15 per share. As incentive to extend the term of the notes, Mr. Reddoch received 100,000 Common Shares of AGT. The remainder of the $150,000 is made up of $50,000 loaned in November 2005 under a note with a maturity date of November 14, 2006. Mr. Reddoch also received a total of 50,000 incentive shares for making the loan and the note has conversion terms the same as the notes described above that Mr. Reddoch holds.

Patrick L. Martin, a director and a shareholder of AGT, has loaned AGT a total of $100,000 during the last two years. The loans are evidenced by promissory notes bearing interest at 10% per annum. The original notes were payable upon demand and were exchanged for notes with a one year maturity payable in March 2007 and with a conversion feature entitling Mr. Martin to convert the principal to Common Shares of AGT at a rate equal to the lowest price that shares were sold by AGT in any private placement, but in no event at a price greater than $0.15 per share. As incentive to extend the term of the notes, Mr. Martin received 100,000 Common Shares of AGT.

Prior to being nominated as a director, an entity controlled and owned by Steven D. Harb, Gault Financial, LLC, loaned AGT $125,000. The loans are evidenced by promissory notes bearing interest at 10% per annum. The original notes were payable upon demand and were exchanged for notes with a one year maturity payable in March 2007 and with a conversion feature entitling the holder to convert the principal to Common Shares of AGT at a rate equal to the lowest price that shares were sold by AGT in any private placement, but in no event at a price greater than $0.15 per share. As incentive to extend the term of the notes, Gault Financial, LLC received 125,000 Common Shares of AGT.

The issuance of incentive shares and the conversion feature of the notes held by the related parties described above were also offered to (and accepted by) other unrelated investors in connection with AGT’s efforts to raise operating funds.

Meetings, Committees of the Board of Directors and Nominations

The Board of Directors held a total of six meetings during the fiscal year ended March 31, 2006 and took nineteen actions by unanimous consent. All directors attended all of the meetings. The directors who are not also employees of AGT received Common Shares of AGT valued at $500 for each meeting attended. These directors were David DeCrane, Mike Howard and Pat Martin and each received a total of 24,403 Common Shares of AGT as compensation for serving as directors.

AGT has an audit and a compensation committee. David DeCrane, Mike Howard, and Pat Martin served on both committees with Mr. DeCrane serving as Chair of the Audit Committee and Mr. Howard serving as Chair of the Compensation Committee. A copy of the Audit Committee’s charter is attached as Appendix A. AGT does not have an audit committee financial expert. It is a small company and has not been able to expand the board or secure the services of one. The Audit Committee has approved hiring Coulter & Justus, P.C. as AGT’s independent auditors for fiscal years 2006 and 2007. The Audit Committee did not formally discuss the audited financial statements with management or other matters with the independent auditors. The Board of Directors has not at this time formally adopted a Code of Ethics, but management has prepared an initial draft of the Code and the Board of Directors expects to address this issue at upcoming meetings. Some related issues are discussed in the Audit Committee’s charter.

AGT does not have a standing nominating committee. Currently all of the directors participate in the consideration of director nominees which practice is expected to continue until such time as there is a larger Board of Directors. There is no charter governing nominations of the Board of Directors of AGT.

Two of the current members of AGT’s Board of Directors are “independent directors” as defined in Rule 4200 of The NASDAQ Stock Market, Inc. Marketplace Rules, Mr. DeCrane and Mr. Howard. With respect to the nominees to be voted on at the Meeting, four, Mr. Anderson, Mr. Byrum, Mr. Harb, and Mr. Mothershed, will be independent directors under the above-described definition.

The AGT Board of Directors does not have a formal policy with regard to the consideration of any director candidates recommended by security holders. However, the Board of Directors welcomes suggestions for director candidates from any security holder. Until such time as it is receiving a significant number of suggested candidates, the Board of Directors can review such nominations on a case-by-case basis and does not see a need for a formal policy. There are no specific procedures to be followed by security holders in submitting names of candidates. Names may be submitted to the CEO or the President of AGT or any member of the Board of Directors either in writing or by way of a telephone call.

The Board of Directors has not established minimum qualifications to be met by a nominee to the Board; however, typically the Board looks at formal education, business experience, and the track record of the nominee and typically likes to see at least ten years of business or similar experience in the candidate. The Board specifically looked for candidates who have expertise in the areas of: capital acquisition, commercialization of technology, or general business strategy.

Candidates for the Board of Directors are identified through contacts that the current Board of Directors has and recommendations received by them. Candidates suggested are then evaluated based on the company’s needs at the time. There is no different procedure for evaluating candidates recommended by a security holder. With respect to the current nominees, the four nominees who are not currently directors were recommended for nomination to the Board of Directors as follows: Mr. Anderson by a shareholder; Mr. Byrum by a shareholder and a director not employed by AGT; Mr. Harb by a shareholder, a director not employed by AGT and an officer; and Mr. Mothershed by a shareholder and a director not employed by AGT.

Security holders may send communication to the Board of Directors by writing or calling AGT’s office. All communications so received will be relayed to the directors. AGT’s policy is that all directors attend the annual shareholders’ meeting. All of the existing directors at the time were present at the last shareholders’ meeting.

Executive Compensation

Effective on March 1, 2004, AGT entered into employment agreements with Thomas W. Reddoch to serve as its Chairman of the Board and Chief Executive Officer and Kimberly Kelly-Wintenberg to serve as its President and Chief Operating Officer. Both agreements are for a term beginning March 1, 2004 and ending February 28, 2007. The agreements may be earlier terminated in the event of the death, permanent disability or, upon sixty-days notice, the gross misconduct, material dishonesty or felony conviction of the employee.

Compensation under Mr. Reddoch’s agreement, in addition to benefits commensurate to those provided to other key employees and reimbursement of certain expenses is a base salary of $150,000 (subject to annual reviews and increases by the Board of Directors). Beginning March 1, 2004, he received a signing bonus of $20,000 paid in monthly installments over the first year of the agreement. His performance bonus will be determined by AGT’s Compensation Committee. In addition to the compensation described above, Mr. Reddoch received incentive stock options to purchase up to 4,000,000 Common Shares at $0.11 in March 2004. The options are exercisable for ten years from the date they were issued.

Compensation under Ms. Kelly-Wintenberg’s agreement in addition to benefits commensurate to those provided to other key employees and reimbursement of certain expenses is a base salary of $130,000 (subject to annual reviews and increases by the Board of Directors). Beginning March 1, 2004, she receives an annual car allowance of $15,000 for a period of three years. Her performance bonus will be determined by AGT’s Compensation Committee. In addition to the compensation described above, Ms. Kelly-Wintenberg received incentive stock options to purchase up to 250,000 Common Shares at $0.11. The options are exercisable within three years period beginning March 1, 2004.

The following table sets forth the compensation of the Chairman and Chief Executive Officer, Mr. Reddoch; the President and Chief Operating Officer, Ms. Kelly-Wintenberg; the Vice President of Finance and Chief Accounting Officer, Ms. Draper; and Alan Wintenberg, the most highly compensated employee of AGT who is not an executive officer, for the fiscal years ended March 31, 2006, 2005 and 2004:

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)
Thomas W. Reddoch, Chairman, Chief Executive Officer	2006 2005 2004	150,000 150,000 8,654	-0- 20,000 -0-	14,538 13,188 440	-0- -0- -0-	-0- -0- 4,000,000
Kimberly Kelly-Wintenberg, President, Chief Operating Officer	2006 2005 2004	130,000 130,000 9,904	15,000 15,000 -0-	9,470 10,971 369	-0- -0- -0-	-0- -0- 250,000
Sharon L. Draper Vice President of Finance, Chief Accounting Officer, Secretary	2006 2005 2004	108,160 102,336 6,240	-0- 0- -0-	12,229 10,685 367	-0- -0- -0-	-0- 909,091 -0-
Alan Wintenberg	2006 2005 2004	133,970 127,476 9,245	-0- -0- -0-	11,096 9,753 303	4,957 -0- -0-	-0- -0- -0-

(1)	Mr. Reddoch, Ms. Kelly-Wintenberg, Ms. Draper, and Mr. Wintenberg became full time officers and/or employees of AGT effective February 29, 2004 and the compensation listed for fiscal year 2004 reflects only the compensation received for a one month period. Metrik Corporation, a consulting firm owned by Mr. Reddoch, billed (prior to Mr. Reddoch’s employment by AGT) AGT, for consulting services provided by Mr. Reddoch in fiscal years 2004 and 2003, $88,560 and $43,233, respectively. AGT currently owes Metrik Corporation $88,560. In addition, Mr. Reddoch received $106,302 from APH in fiscal year 2004 for consulting services provided. Ms. Draper was employed part time by LandOak Company, LLC, a wholly owned subsidiary of AGT, and part time by APH and served as an officer of AGT by virtue of her position with its subsidiary during fiscal year 2003.
(2)	Other annual compensation for Mr. Reddoch includes $6,382, $5,613, and $279 in health insurance premiums for fiscal years 2006, 2005, and 2004, respectively, $2,156, $1,298, and $161 for cell phone services for fiscal years 2006, 200, and 2004, respectively, and $6,000, $6,277 in fiscal years 2006 and 2005 in matching funds under AGT’s 401(k) plan. Other annual compensation for Ms. Kelly-Wintenberg includes $3,514, $3,160, and $128 in health insurance premiums (single rates are reported, family coverage received under Ms. Kelly-Wintenberg’s husband’s employment package with AGT) for fiscal years 2006, 2005, and 2004, respectively, $1,494, $2,457, and $241 for cell phone services for fiscal years 2006, 2005, and 2004, respectively, and $4,462, $5,354 in fiscal years 2006 and 2005 in matching funds under AGT’s 401(k) plan. Other annual compensation for Ms. Draper includes $7,903, $6,853, and $367 in health insurance premiums for fiscal years 2006, 2005 and 2004, respectively, and $4,326, $3,832 in fiscal years 2006 and 2005 in matching funds under AGT’s 401(k) plan. Other annual compensation for Mr. Wintenberg includes $5730, $5,046, and $303 in health insurance premiums (family rates, less the single coverage for Kimberly Kelly-Wintenberg, are reported) for fiscal years 2006, 2005, and 2004, respectively, and $5,359 and $4,707 in fiscal years 2006 and 2005 in matching funds under AGT’s 401(k) plan.

ITEM 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Coulter & Justus, P.C. as AGT’s independent auditors for the fiscal years ending March 31, 2006 and March 31, 2007. The Board of Directors recommends that shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Coulter & Justus, P.C. will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of AGT’s annual financial statements for the 2006 and 2005 fiscal years and the review of the financial statements included in AGT’s Forms 10-QSB for such fiscal years by Coulter & Justus, PC were $50,339 and $63,386, respectively.

Audit-Related Fees

AGT did not pay Coulter & Justus, P.C. any audit-related fees during fiscal years 2006 and 2005.

Tax Fees

In fiscal years 2006 and 2005, AGT paid Coulter & Justus, P.C. $3,440 and $10,506, respectively, in fees for tax advice and planning services.

All Other Fees

Other than those fees described above, AGT did not pay its auditors any other fees in fiscal years 2006 and 2005.

The Board of Directors and Audit Committee has considered whether the services described above for which AGT’s independent auditors received fees are compatible with accountant independence and has determined that they are.

The Board of Directors recommends that the shareholders vote “FOR” ratification of the appointment of Coulter & Justus, P.C. as AGT’s independent auditors for the fiscal years ending March 31, 2006 and March 31, 2007.

ITEM 3.

APPROVAL OF 2006 EQUITY INCENTIVE PLAN

On May 5, 2006, the Board of Directors adopted, subject to shareholder approval, the 2006 Equity Incentive Plan (the “Plan”). Up to 10,000,000 Common Shares (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the Plan. Common Shares underlying incentive stock option awards may not exceed 3,000,000 and restricted stock awards may not exceed 3,000,000 Common Shares. The Board of Directors believes that the future success of AGT depends, in large part, upon the ability of AGT to maintain a competitive position in attracting, retaining, and motivating key personnel. Accordingly, the Board of Directors believes adoption of the Plan is in the best interests of AGT and its shareholders.

The Board of Directors recommends a vote “FOR” the approval of the Plan and the reservation of 10,000,000 shares of common stock for issuance thereunder.

Description of the Plan

The following is a brief summary of the Plan, a copy of which is attached as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to the Plan.

Types of Awards

The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, restricted stock, and stock bonuses as described below (collectively, “Awards”). The Awards may be granted by the Board of Directors or a Committee formed by the Board to implement the Plan (the “Committee”).

Incentive Stock Options and Nonqualified Stock Options. Optionees receive the right to purchase a specified number of Common Shares at a specified option price and subject to such other terms and conditions as are included in the option grant. Incentive Stock Options may not be granted at an exercise price which is less than the fair market value of the Common Shares underlying the options on the date of grant. Options may not be granted for a term in excess of ten years. The Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) in satisfaction of indebtedness, (iii) subject to certain conditions, surrender to the company of Common Shares, (iv) subject to certain conditions, delivery to the company of a promissory note, (v) by waiver of compensation, (vi) by a “cashless” exercise through a broker, or (vii) any combination of these forms of payment.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire Common Shares which may be subject to restrictions such as completion of a specified number of years of service or completion of performance goals.

Stock Bonuses. Under the Plan, the Board of Directors has the right to grant stock bonuses for services rendered and which may be based upon performance goals.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants, independent contractors, and advisors of AGT and its subsidiaries are eligible to be granted Awards under the Plan. Under present law, however, incentive stock options may only be granted to employees of AGT and its subsidiaries.

Plan Benefits

As of May 5, 2006, approximately 33 persons were eligible to receive Awards under the Plan, including AGT’s three executive officers and non-employee directors, but excluding consultants, independent contractors, and advisors. The granting of Awards under the Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

Administration

The Plan is initially administered by the Board of Directors. The Board of Directors has the authority to adopt, amend, and repeal the administrative rules, guidelines, and practices relating to the Plan and to interpret the provisions of the Plan. Pursuant to the terms of the Plan, the Board of Directors may delegate authority under the Plan to a Committee and, in certain limited circumstances, to certain officers.

Subject to any applicable limitations contained in the Plan, the Board of Directors or the Committee, as the case may be, selects the recipients of Awards and determines (i) the number of Common Shares covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which for Incentive Stock Options may not be less than 100%, or in the case of 10% or greater shareholders 110%, of fair market value of the underlying Common Shares), (iii) the duration of options (which may not exceed ten years), and (iv) the number of Common Shares subject to any restricted stock award or stock bonus and the terms and conditions of such Awards.

The Board of Directors is required to make appropriate adjustments in connection with the Plan and any outstanding Awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, spin-offs, and other similar changes in capitalization. The Plan also contains provisions addressing the consequences of corporate transactions, which includes (a) any liquidation or dissolution of AGT; (b) certain mergers or consolidations of AGT with or into another entity; (c) any sale of substantially all assets; or (d) the sale or transfer of more than 50% of the outstanding shares of stock of AGT. The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused Common Shares covered by such Award will again be available for grant under the Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

No Award may be made under the Plan after May 4, 2016, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend, or terminate the Plan, provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory, or listing requirement will become effective until such stockholder approval is obtained.

If stockholders do not approve the adoption of the Plan, the Plan will not go into effect, and AGT will not grant any Awards under the Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of AGT.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options. A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of stock unless an election under Section 83(b) of the Code is made within thirty days of the date of grant. If a timely election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to AGT, except that AGT will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Shareholder Proposals For The Next Annual Meeting

Shareholder proposals intended to be presented at, and included in AGT’s proxy statement and proxy related to, the Annual Meeting of Shareholders following the one to which this Proxy Statement relates must be in writing and received by AGT a reasonable time before AGT begins to print and mail the proxies for such meeting at its principal executive offices at 924 Corridor Park Blvd., Knoxville, Tennessee 37932. Shareholder proposals intended to be presented at, but not included in AGT’s proxy statement and proxy for, that meeting must be received by AGT a reasonable time prior to the meeting, at the foregoing address; otherwise, those persons named in the proxy for the meeting may use the discretionary authority granted in the proxy to vote on any such proposals. It is suggested that such proposals be submitted by Certified Mail – Return Receipt Requested.

Other Matters

Management knows of no other matters to be brought up at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: May 10, 2006

Appendix A - Audit Committee Charter

Appendix B - 2006 Equity Incentive Plan

Appendix A

ATMOSPHERIC GLOW TECHNOLOGIES, INC.

Audit Committee Charter

Audit Committee Purpose

The Board of Directors of Atmospheric Glow Technologies, Inc. (“AGT”) has established an Audit Committee (the “Committee”) to assist the Board of Directors in overseeing:

•	the accuracy and integrity of financial statements;

•	compliance with legal and regulatory requirements;

•	the appointment, remuneration and independence of external auditors;

•	the effectiveness of internal audit function; and

•	accounting processes, principles, reporting and audits.

Statement of Policy

The Committee shall assist the Board of Directors in fulfilling its responsibilities to the shareholders, potential shareholders, the investment community and others relating to AGT’s financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of AGT’s financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, the external auditors and AGT’s internal financial personnel and management. In discharging its oversight role, the Committee shall have the authority to:

•	investigate any matter discovered by it or brought to its attention;

•	examine all books, records and facilities of AGT;

•	interview any and all personnel of AGT; and

•	retain outside counsel or other experts for the foregoing purposes.

Membership

The Committee will consist of at least two members of the Board of Directors who meet the independence requirements of the Sarbanes Oxley Act 2002 (“Sarbanes Oxley”) and, if and when applicable, the relevant regulatory stock exchange authority. The members must be financially literate. A Committee member may not serve on an audit committee of another public company without the prior approval of the Board of Directors.

The Board of Directors will appoint the members annually and may remove Committee members at any time. The Board of Directors will also appoint a member to act as Chairman of the Committee.

Duties and Responsibilities

The duties and responsibilities of the Committee shall include the following:

•	select, appoint and set the remuneration of the external audit firm;

•	ensure the external audit firm’s independence including obtaining a written statement from the external auditors detailing all relationships with the organization, including non-audit services;

•	establish the scope, and review the results, of the annual external audit;

•	pre-approve permissible non-audit services;

•	establish information security policies and risk assessment and risk management policies;

•	establish internal control policies and provide oversight of the internal control processes;

•	provide oversight of internal audit plans and reports;

•	design and implement procedures for treating complaints regarding financial accounting, reporting or auditing practices (whistle blowing) in a confidential and anonymous manner;

•	review and monitor corporate conduct policies and performance requirements, including corporate ethics policies;

•	review audit reports and financial statements with management and independent auditors prior to finalizing and filing;

•	ensure that the Audit Committee Charter accurately reflects the activities of the committee and obtain approval for updating the charter as appropriate;

•	provide a report on the Committee’s performance annually; and

•	provide reports on the implementation of Sarbanes Oxley or other regulatory requirements periodically.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that AGT’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. These are the responsibility of management and the external audit firm.

Meetings

The Committee will meet either in person or telephonically as determined by the Committee. Any member may call a meeting. A quorum will be a minimum of two members, although, to the extent permitted by the regulations, the Committee may delegate some of its duties to one or more members. The Committee is authorized to invite line management or other specialists to the meeting, in order to provide expert opinion or information in respect of issues being discussed.

The minutes of meetings are to be recorded and approved as a true record of decisions taken. A person should be designated to prepare agendas, take minutes and prepare any necessary information for members.

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Reporting

The Committee shall provide timely and accurate reports to the Board of Directors and, if appropriate, to the shareholders and regulatory authorities, on matters included in “Duties and Responsibilities” above. As part of the reporting duty, the Committee will prepare annually and Audit Committee Report for inclusion in AGT’s proxy statement for the annual shareholders’ meeting.

Authorities

In order to undertake its activities, the Committee is authorized to study and investigate any activity within the organization or its subsidiaries, and shall require all employees to co-operate fully with such investigations. The Committee is also authorized to appoint any additional experts that it considers necessary in the completion of its duties.

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Appendix B

ATMOSPHERIC GLOW TECHNOLOGIES, INC.

2006 EQUITY INCENTIVE PLAN

As Adopted May 5, 2006

1.	PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company and its Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2.	SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 10,000,000 Shares. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued, will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan. The sum of Restricted Stock Awards and Stock Bonus Awards issued under this Plan may not exceed 3,000,000 Shares (adjusted in proportion to any adjustment under Section 2.2 below) over the term of the Plan and the total number of Shares issued under the Plan upon exercise of Incentive Stock Options may not exceed 3,000,000 Shares (adjusted in proportion to any adjustment under Section 2.2 below) over the term of the Plan.

2.2. Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.	ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Subsidiary. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Subsidiary; provided, however, that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

4.	ADMINISTRATION.

4.1. Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Subsidiary;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, all Awards to officers, directors and persons who own directly or by attribution ten percent (10%) or more of the total combined voting power of a class of equity securities of the Company will be approved in advance by either the Board or a committee of two (2) or more “non-employer directors”, as such term is defined in SEC Rule 16b-3(d)(1).

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4.2. Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company. No Committee member, director or person acting pursuant to authority delegated by the Board or the Committee shall be liable for any action or determination relating to or under this Plan taken or made in good faith.

5.	OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Non-qualified Stock Options (“NQSOs”), the number of Shares subject to the Options, the Exercise Price of the Options, the period during which the Options may be exercised, and all other terms and conditions of the Options, subject to the following:

5.1. Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. ISOs and NQSOs may not be granted together if the exercise of one cancels the right to exercise the other.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the grant of the Option.

5.3. Exercise Period. Options may be exercised within the times or upon the events determined by the Committee as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan and (iii) if the NQSO is not to be subject to Section 409A of the Code, the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant.

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5.5. Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6. Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) Notwithstanding the provisions in Section 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination,

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the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7. Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8. Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, or any of its Subsidiaries or its parent) may not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. In addition, disposition of any Shares received upon the exercise of ISOs prior to the later of two (2) years from the date of grant of the Options or one (1) year from the date the Shares received upon exercise of the ISOs are transferred to the Participant may be a disqualifying disposition requiring the Participant to recognize any gain on disposition as compensation income.

5.9. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefore; provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants by written notice to them of such reduction; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

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6.	RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1. Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Award Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Award Agreement is delivered to the person. If such person does not execute and deliver the Award Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2. Purchase Price. The purchase price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of performance goals set out in advance in the Participant’s individual Award Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4. Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Award Agreement, unless the Committee determines otherwise.

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7.	STOCK BONUSES.

7.1. Awards of Stock Bonuses. A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Subsidiary. A Stock Bonus may be awarded for past services already rendered to the Company, or any Subsidiary pursuant to an Award Agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2. Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3. Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.

8.	PAYMENT FOR SHARE PURCHASES. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

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(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d) by waiver of compensation due or accrued to the Participant for services rendered;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

9.	WITHHOLDING TAXES.

9.1. Withholding General. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan (including upon the exercise of Options), the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state and local withholding tax requirements.

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9.2. Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee

10.	PRIVILEGES OF STOCK OWNERSHIP.

10.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares except as may be otherwise reflected in the Award Agreement or other related agreement; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.

10.2. Financial Statements. The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

11.	TRANSFERABILITY. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by any Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution except as otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs. During the lifetime of the Participant an Award will be exercisable only by the Participant, and any elections with respect to an Award may be made only by the Participant unless otherwise determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

12.	RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase

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a portion of or all Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13.	CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.	ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.	EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16.	SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.

16.1. Securities Laws. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated

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quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares, or compliance with any exemption, under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

16.2. Code Section 402A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant or any other party if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board. It is the intent of the Company that any deferral of the receipt of the payment of cash or delivery of Shares that the Board may permit or require, and any Award granted that is subject to Section 409A of the Code, comply with the requirements of such section, provided that no guaranty is made by the Company to Participants that such Awards will so comply.

17.	NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

18.	CORPORATE TRANSACTIONS.

18.1. Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale or transfer of more than 50% of the outstanding

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shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 18.1, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine; provided, however, that the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

18.2. Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

18.3. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19.	ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on May 5, 2006 (the “Effective Date”). This Plan shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee

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may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; and (c) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be canceled, any Shares issued pursuant to any Award granted pursuant to such increase will be canceled, and any purchase of Shares pursuant to such increase will be rescinded.

20.	TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

21.	AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22.	NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.	DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Subsidiary.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Committee” means the committee, if any, to which the Board has delegated the administration of this Plan, or if no such committee has been created, the Board.

“Company” means Atmospheric Glow Technologies, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a Common Share of the Company which is reasonable under the Code and if it meets the Code requirements is determined as follows:

(a)	if such Common Shares are then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination;

(b)	if such Common Shares are publicly traded and are then listed on a national securities exchange, the closing price on the date of determination on the principal national securities exchange on which the Common Shares are listed or admitted to trading;

(c)	if such Common Shares are publicly traded but are not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination; or

(d)	if none of the foregoing is applicable, by the Committee in good faith and, if applicable, in accordance with Section 409A of the Code.

For any date that is not a trading day, the Fair Market Value of a Share for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing described above adjusted accordingly. The Board can substitute a particular time of day or other measure of closing sale price or bid and asked prices if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Shares are subject to Section 16 of the Exchange Act.

“ISO” means an Incentive Stock Option within Section 422 of the Code.

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“NQSO” means an option that is not an ISO.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a)	net revenue and/or net revenue growth;

(b)	earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)	operating income and/or operating income growth;

(d)	net income and/or net income growth;

(e)	earnings per share and/or earnings per share growth;

(f)	total shareholder return and/or total shareholder return growth;

(g)	return on equity;

(h)	operating cash flow return on income;

(i)	adjusted operating cash flow return on income;

(j)	economic value added; and

(k)	individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

“Plan” means this Atmospheric Glow Technologies, Inc. 2006 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

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“Shares” means Common Shares of the Company reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Ten Percent Stockholder” means a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classed of stock of the Company or of any Subsidiary or affiliate.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Subsidiary. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless otherwise provided by the Board. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Award Agreement.

“Termination Date” means the date upon which it is determined that a Participant has ceased to provide services for purposes of this Plan and Awards hereunder. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services.

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☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY

ATMOSPHERIC GLOW TECHNOLOGIES, INC.

2006 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Atmospheric Glow Technologies, Inc (“AGT”) hereby appoints KIMBERLY KELLY-WINTENBERG and THOMAS W. REDDOCH, and each of them, attorneys and proxies, with power of substitution, to vote all of the Common Shares of AGT held of record in the name of the undersigned at the close of business on May 5, 2006 at the Annual Meeting of Shareholders of AGT on May 23, 2006, at 6:00 p.m. EDT at 924 Corridor Park Blvd., Knoxville, Tennessee 37932 or at any postponement or adjournment thereof, in accordance with the Notice and Proxy Statement received, for the election of directors and other matters described therein and as may properly come before the meeting. The undersigned hereby ratifies all acts that said Proxy may do and cause to be done in the premises, whether at said meeting or at any change, adjournment, or continuation thereof, and hereby revokes all prior proxies.

1. Election of Directors.
Al R. Anderson, Joseph B. Byrum, Steven D. Harb, Patrick L. Martin, J. Russell Mothershed, Kimberly Kelly-Wintenberg and Thomas W. Reddoch
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.	For	With- Hold	For all Except
	☐	☐	☐
________________
	For	Against	Abstain
2. Proposal to Ratify Appointment of Coulter & Justus, P.C. as AGT’s Independent Auditors for the Year Ending March 31, 2006 and March 31, 2007.	☐	☐	☐
3. Proposal to approve the 2006 Equity Incentive Plan.	☐	☐	☐
4. To act upon such other matters as may properly come before the meeting or any postponement or adjournments hereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

This proxy, when properly executed, will be voted in accordance with the specifications indicated; but, if no indication is made, it will be voted FOR the election of the nominated directors and FOR Proposals 2 and 3. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS. The secretary knows of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is expected that the proxies will vote on such matters in their discretion.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (if any) sign above

é Detach above card, sign, date and mail in postage paid envelope provided. é

ATMOSPHERIC GLOW TECHNOLOGIES, INC.

This proxy must be signed exactly as the name or names appearing on the label. If you are signing as a trustee, executor, or in any capacity other than as an individual, please so indicate.

PLEASE ACT PROMPTLY

SIGN, DATE, & MAIL IN YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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